UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2020
CARDIOVASCULAR SYSTEMS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-52082	41-1698056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1225 Old Highway 8 Northwest
St. Paul, Minnesota 55112-6416
(Address of Principal Executive Offices and Zip Code)

651 259-1600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 17 §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, One-tenth of One Cent ($0.001) Par Value Per Share	CSII	The Nasdaq Stock Market LLC

Item 1.01. Entry into a Material Definitive Agreement.

On June 9, 2020, Cardiovascular Systems, Inc. (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and SVB Leerink LLC, as representatives of the underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale of 3,676,471 shares of the Company’s common stock, par value $0.001 per share, at a price to the public of $34.00 per share. In addition, under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 551,470 shares of common stock on the same terms. The offering closed on June 12, 2020.

The net proceeds to the Company from this offering were approximately $117.3 million, after deducting underwriting discounts and commissions and other offering expenses payable by the Company. The Company intends to use the net proceeds from this offering for working capital and general corporate purposes, which may include, but not be limited to, expansion of marketing programs, international expansion, new product development, clinical studies and publications, investments, or general working capital needs. The Company may also use a portion of the net proceeds from this offering for the potential acquisition of businesses, technologies and products, although the Company has no current binding understandings, commitments or arrangements to do so.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements of the Company, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. The Underwriting Agreement is filed as Exhibit 1.1 hereto and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

The offering was made pursuant to an effective registration statement on Form S-3 (Reg. No. 333-228686), previously filed with the Securities and Exchange Commission, and the related prospectus supplement thereunder.

A copy of the opinion of Fredrikson & Byron, P.A. relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

Item 8.01 Other Events

On June 9, 2020, the Company issued a press release announcing that the Company had commenced the offering. On June 9, 2020, the Company issued a press release announcing the pricing of the offering. The press releases are attached as Exhibits 99.1 and 99.2 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated June 9, 2020

5.1	Opinion of Fredrikson & Byron, P.A.

23.1	Consent of Fredrikson & Byron P.A. (included in Exhibit 5.1)

99.1	Press Release dated June 9, 2020.

99.2	Press Release dated June 9, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 12, 2020

CARDIOVASCULAR SYSTEMS, INC.
By:	/s/ Jeffrey S. Points
Jeffrey S. Points Chief Financial Officer